Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Glowpoint, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-114179, 333-114207, 333-103227, 333-74484, 333-69430, 333-69432, 333-66310, 333- 63068) and Form S-8 (Nos. 333-90920, 333-66948, 333-96321, 333-62135, 333-39501, 333-30389, 333-20617) of our report dated March 14, 2005, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

BDO Seidman, LLP

Boston, MA

March 31, 2005